UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8‑K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 1, 2016

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Technology Drive, Milpitas, California 95035
(Address of principal executive offices, including zip code)

(408) 875-3000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective as of March 1, 2016, Mr. Bobby Bell, Executive Vice President, Wafer Inspection Division, KLA-Tencor Corporation (the “Company”), will be assuming a full-time role focused on integration planning in connection with the proposed merger between the Company and Lam Research Corporation, which was announced on October 21, 2015.   Mr. Michael Kirk, Executive Vice President, Global Service and Support Division, will assume Mr. Bell’s responsibilities as head of the Wafer Inspection Division.   Mr. Kirk’s responsibilities as head of the Global Service and Support Division will be reassigned to a Company Vice President, who will report directly to Rick Wallace, the President and Chief Executive Officer of the Company.  The compensation of Messrs. Bell and Kirk will not be affected by these changes, and both will continue to report directly to Mr. Wallace.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: March 1, 2016
/s/ Bren D. Higgins
Bren D. Higgins
Executive Vice President and Chief Financial Officer